Registration No. 333‑

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	95‑4182437
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

5990 Sepulveda Blvd.

Sherman Oaks, California 91411

(818) 908‑9868

(Address of principal executive offices and zip code)

Cherokee Inc. Amended and Restated 2013 Stock Incentive Plan

(Full title of the plan)

Henry Stupp

Chief Executive Officer

5990 Sepulveda Blvd.

Sherman Oaks, California 91411

(818) 908‑9868

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Scott M. Stanton, Esq.

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, California 92130

(858) 720‑5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.02 par value per share	500,000 shares	$4.1625	$2,081,250	$242

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) shall also cover any additional securities that may from time to time be offered or issued under the adjustment provisions of the Cherokee Inc. Amended and Restated 2013 Stock Incentive Plan (the “Plan”) to prevent dilution resulting from any stock dividend, stock split or other similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act, based upon the average of the high and low prices of the common stock, $0.02 par value per share (the “Common Stock”), of Cherokee Inc. (the “Registrant”), as reported on the Nasdaq Global Select Market on August 11, 2017.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S‑8 under the Securities Act, this Registration Statement is filed for the purpose of registering an additional 500,000 shares of the Registrant’s Common Stock that have been reserved for issuance pursuant to awards granted under the Plan, which are the same class as those securities previously registered on an effective registration statements on Form S‑8 filed with the Securities and Exchange Commission on August 23, 2013 (File No. 333‑190795), and the contents of such registration statement, as amended or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Index to Exhibits immediately following the signature page hereto, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sherman Oaks, State of California, on August 18, 2017.

CHEROKEE INC.

By:	/s/ Henry Stupp
Henry Stupp
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Henry Stupp and Jason Boling, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Henry Stupp	Chief Executive Officer (principal executive officer)	August 18, 2017
Henry Stupp

/s/ Jason Boling	Chief Financial Officer (principal financial and accounting officer)	August 18, 2017
Jason Boling

/s/ Robert Galvin	Chairman, Director	August 18, 2017
Robert Galvin

/s/ Carol Baiocchi	Director	August 18, 2017
Carol Baiocchi
/s/ Susan E. Engel	Director	August 18, 2017
Susan E. Engel

/s/ Keith Hull	Director	August 18, 2017
Keith Hull

/s/ Jess Ravich	Director	August 18, 2017
Jess Ravich

/s/ Frank Tworecke	Director	August 18, 2017
Frank Tworecke

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INDEX TO EXHIBITS

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (see the signature page hereto)

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